SECOND AMENDMENT TO MASTER LEASE DOCUMENT GENERAL TERMS
            AND CONDITIONS AND LEASES ENTERED INTO PURSUANT THERETO


           THIS SECOND AMENDMENT TO MASTER LEASE DOCUMENT GENERAL TERMS AND CONDITIONS AND LEASES ENTERED INTO PURSUANT THERETO (this "Amendment") is entered into as of this 5th day of October, 1998, by and between HRPT PROPERTIES TRUST, a Maryland real estate investment trust formerly known as Health and Retirement Properties Trust ("Lessor"), and CONNECTICUT SUBACUTE CORPORATION, a Delaware corporation ("Lessee").

                              W I T N E S S E T H:

           WHEREAS, pursuant to a Master Lease Document General Terms and Conditions, dated as of July 23, 1993, as amended by letter agreement, dated November 16, 1995 (as so amended, the "Master Lease Document") and the Leases entered into pursuant thereto, all dated as of July 23, 1993, as amended by letter agreement, dated November 16, 1995 (as so amended, collectively, the "Facility Leases"), Lessor leased to Lessee and Lessee leased from Lessor certain premises located in Bristol, Waterbury and Wallingford, Connecticut, each as more particularly described in and subject to and upon the terms and conditions set forth in the Leases; and

           WHEREAS, pursuant to a First Amendment to Master Lease Document General Terms and Conditions and Leases Entered Into Pursuant Thereto, dated _______, 1996 (the "Amendment"), Lessor and Lessee amended certain terms of the Master Lease Document (as amended by the Amendment, the "Master Lease") and the Facility Leases (as amended by the Amendment, the "Leases"); and

           WHEREAS, Lessor and Lessee now wish to amend further certain terms and conditions of the Master Lease and the Leases;

           NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

           1. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Master Lease and the Leases.

           2. Section 3.1 of the Master Lease is hereby amended by inserting the following paragraph at the end thereof:

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                      Effective on the date of each disbursement to pay for the
           cost of any improvements or renovations pursuant to Section 10.7, the Minimum Rent shall be adjusted, effective on the date of such disbursement, to an annual sum equal to ten percent (10%) of the amount so disbursed. If any such disbursement is made during any calendar month on a day other than the first day of a calendar month, Lessee shall pay to Lessor on the first day of the immediately following calendar month (in addition to the amount of Minimum Rent payable with respect to such month, as adjusted pursuant to this paragraph) the amount by which Minimum Rent for the preceding month, as adjusted for such disbursement, exceeded the amount of Minimum Rent payable by Lessee for such preceding month without giving effect to such adjustment.

           3. Article 10 of the Leases is hereby amended by inserting the following section at the end thereof:

                     10.7 Additional Improvements; Advances. At any time during that portion of the Term expiring prior to the Additional Applicable Expiration Date (as defined below), Lessor agrees to advance to Lessee, from time to time, as hereinafter provided, an aggregate amount pursuant to this Section 10.7, with respect to each Leased Property, of up to the Additional Improvements Funding Amount (as defined below) for the purpose of making of such improvements to the applicable Leased Property as Lessee shall determine, subject to and in accordance with the applicable terms and conditions of this Master Lease Document and the applicable Lease and existing laws and regulations, including, without limitation, certificate of need restrictions. The obligation of Lessor to make each advance pursuant to this Section 10.7 shall be subject to the prior or simultaneous satisfaction of the following conditions:

                               (a) At the time of each disbursement, no Event of
                     Default or event which with the giving of notice and/or lapse of time may constitute an Event of Default shall have occurred and be continuing; and

                               (b) At least fifteen (15) Business Days before
                     the date on which Lessee desires a disbursement to be made hereunder (but in no event subsequent to the Additional Applicable Expiration Date), Lessee shall submit to Lessor a written requisition and the substantiation therefor which shall include paid bills and invoices with respect to the work for which reimbursement is sought, together with such other information with respect thereto as Lessor may require, including, without

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                     limitation, the items identified in Section 10.3, if
                     applicable. Any such requisition shall be for not less than $100,000 (or such lesser amount as shall constitute the difference between the Additional Improvements Funding Amount and the aggregate of all prior disbursements). Such requisitions shall be made not more frequently than monthly.

                     For purposes of this Section 10.7, "Additional Applicable Expiration Date" shall mean December 31, 1999.

                     For purposes of this Section 10.7, "Additional Improvements Funded Amount" shall mean (i) with respect to the Initial Leased Property known as Brook Hollow Nursing Home and located in Wallingford, Connecticut, One Hundred Seventy-Five Thousand Dollars ($175,000); (ii) with respect to the Initial Leased Property known as Cedar Lane Nursing Home and located in Waterbury, Connecticut, Four Hundred Thousand Dollars ($400,000); and (iii) with respect to the Initial Leased Property known as Forestville Nursing Home and located in Bristol, Connecticut, Four Hundred Twenty-Five Thousand Dollars ($425,000).

           4. As amended hereby, the Master Lease and Leases are ratified and confirmed and declared to be in full force and effect.

           IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date above first written.


                                                HRPT PROPERTIES TRUST


                                                By: /s/ David J. Hegarty
                                                    ----------------------------
                                                    Its President


                                                LESSEE:

                                                CONNECTICUT SUBACUTE CORPORATION


                                                By: /s/ Mark J. Finkelstein
                                                    ----------------------------
                                                    Its President